                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY


         Each of the undersigned, as a director of Honeywell International Inc. (the "Company"), a Delaware corporation, hereby appoint David M. Cote, Peter M. Kreindler, Richard F. Wallman, Thomas F. Larkins, John T. Tus and James V. Gelly, each with power to act without the other and with power of substitution and resubstitution, as my attorney-in-fact to sign on my behalf in my capacity as a director of the Company one or more registration statements under the Securities Act of 1933, or any amendment or post-effective amendment to any registration statement heretofore or hereafter filed by the Company:

                  (a) on Form S-8 or other appropriate form for the registration of shares of the Company's Common Stock (or participations where appropriate) to be offered under the savings, stock or other benefit plans of the Company, its affiliates or any predecessor thereof, including the Honeywell Savings and Ownership Plan I, Honeywell Savings and Ownership Plan II, the Honeywell Truck Brake Systems Company Savings Plan, the Vericor Power Systems Savings Plan, the Data Instrument Inc. Employee Stock Ownership Plan, the Honeywell Supplemental Savings Plan, the Honeywell Executive Supplemental Savings Plan, the UK Share Purchase Plan of the Company, the Ireland Employees Share Ownership program of the Company, the Employee Stock Purchase Plan of the Company, the Stock Plan for Non-Employee Directors of the Company, the 1993 Honeywell Stock Plan for Employees of the Company and its Affiliates, the 2003 Stock Incentive Plan of Honeywell International Inc., and any plan which is a successor to such plans or is a validly authorized plan pursuant to which securities of the Corporation are issued to employees, and

                  (b) on Form S-3 or other appropriate form for the registration of shares of the Company's Common Stock to be offered under the Dividend Reinvestment and Share Purchase Plan of the Company and any plan which is a successor to such plan.

         I hereby grant to each such attorney full power and authority to perform every act necessary to be done as fully as I might do in person.

         I hereby revoke any or all prior appointments of attorneys-in-fact to sign the above-described documents.

         This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

/s/ Hans W. Becherer                           /s/ Bruce Karatz
Hans W. Becherer, Director                     Bruce Karatz, Director

/s/ Gordon M. Bethune                          /s/ Robert P. Luciano
Gordon M. Bethune, Director                    Robert P. Luciano, Director

/s/ Marshall N. Carter                         /s/ Russell E. Palmer
Marshall N. Carter, Director                   Russell E. Palmer, Director

/s/ Jaime Chico Pardo                          /s/ Ivan G. Seidenberg
Jaime Chico Pardo, Director                    Ivan G. Seidenberg, Director

/s/ Ann M. Fudge                               /s/ John R. Stafford
Ann M. Fudge, Director                         John R. Stafford, Director

/s/ James J. Howard                            /s/ Michael W. Wright
James J. Howard, Director                      Michael W. Wright, Director

Dated:  February 6, 2003

                                POWER OF ATTORNEY


         I, David M. Cote, a director of Honeywell International Inc. (the "Company"), a Delaware corporation, hereby appoint Peter M. Kreindler, Richard
F. Wallman, Thomas F. Larkins, John T. Tus and James V. Gelly, each with power to act without the other and with power of substitution and resubstitution, as my attorney-in-fact to sign on my behalf in my capacity as a director of the Company one or more registration statements under the Securities Act of 1933, or any amendment or post-effective amendment to any registration statement heretofore or hereafter filed by the Company:

                  (a) on Form S-8 or other appropriate form for the registration of shares of the Company's Common Stock (or participations where appropriate) to be offered under the savings, stock or other benefit plans of the Company, its affiliates or any predecessor thereof, including the Honeywell Savings and Ownership Plan I, Honeywell Savings and Ownership Plan II, the Honeywell Truck Brake Systems Company Savings Plan, the Vericor Power Systems Savings Plan, the Data Instrument Inc. Employee Stock Ownership Plan, the Honeywell Supplemental Savings Plan, the Honeywell Executive Supplemental Savings Plan, the UK Share Purchase Plan of the Company, the Ireland Employees Share Ownership program of the Company, the Employee Stock Purchase Plan of the Company, the Stock Plan for Non-Employee Directors of the Company, the 1993 Honeywell Stock Plan for Employees of the Company and its Affiliates, the 2003 Stock Incentive Plan of Honeywell International Inc., and any plan which is a successor to such plans or is a validly authorized plan pursuant to which securities of the Corporation are issued to employees, and

                  (b) on Form S-3 or other appropriate form for the registration of shares of the Company's Common Stock to be offered under the Dividend Reinvestment and Share Purchase Plan of the Company and any plan which is a successor to such plan.

         I hereby grant to each such attorney full power and authority to perform every act necessary to be done as fully as I might do in person.

         I hereby revoke any or all prior appointments of attorneys-in-fact to sign the above-described documents.

                                                         /s/ David M. Cote
                                                             David M. Cote
Dated: February 6, 2003